UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): November 30, 2022

Gulf Resources, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-20936 (Commission File Number)	13-3637458 (IRS Employer Identification No.)

Level 11,Vegetable Building, Industrial Park of the East City,

Shouguang City, Shandong, China 262700

(Address of principal executive offices and zip code)

+86 (536) 567 0008

 (Registrant's telephone number including area code)

 (Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value	GURE	NASDAQ Global Select Market

Item 1.01	Entry into a Material Definitive Agreement.

On November 30, 2022, Gulf Resources, Inc. (the “Company”) entered into a share repurchase agreement (the “Repurchase Agreement”) with each of Xiaobin Liu, the Company’s Chief Executive Officer, Min Li, the Company’s Chief Financial Officer and Naihui Miao, the Company’s Chief Operating Officer (each “Seller”) pursuant to which the Company will repurchase 80,000 shares at $3.5931 per share from each Seller. The total purchase price for the shares will be approximately $862,344 and will be funded from cash and cash equivalents on hand. The transactions are expected to be completed in December 2022, and are subject to customary closing conditions.

The description of each of the Repurchase Agreement is qualified in its entirety by the terms of such agreement, each of which is incorporated herein by reference and attached to this report as Exhibits 10.1, 10.2 and 10.3.

Item 9.01	Financial Statements and Exhibits.

Exhibits

10.1	Stock Repurchase Agreement, dated November 30, 2022, by and between Gulf Resources, Inc. and Xiaobin Liu
10.2	Stock Repurchase Agreement, dated November 30, 2022, by and between Gulf Resources, Inc. and Min Li
10.3	Stock Repurchase Agreement, dated November 30, 2022, by and between Gulf Resources, Inc. and Naihui Miao
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

By:	/s/ Xiaobin Liu
Name:	Xiaobin Liu
Title:	Chief Executive Officer

Dated: December 1, 2022